METHODE ELECTRONICS, INC. REPORTS FISCAL 2013
YEAR-OVER-YEAR SALES GROWTH OF 11.8 PERCENT

Fiscal 2014 Sales Guidance of $630 to $660 million and
EPS Guidance of $0.91 to $1.11

Chicago, IL - June 20, 2013 - Methode Electronics, Inc. (NYSE: MEI), a global developer of custom engineered and application specific products and solutions, today announced financial results for the Fiscal 2013 fourth quarter and year ended April 27, 2013.

Fourth-Quarter Fiscal 2013
Methode's fourth-quarter Fiscal 2013 net sales increased $21.9 million, or 17.3 percent, to $148.3 million from $126.4 million in the same quarter of Fiscal 2012.

Net income increased $4.3 million to $10.1 million, or $0.27 per share, in the fourth quarter of Fiscal 2013 from $5.8 million, or $0.15 per share, in the same period of Fiscal 2012. Year over year, Fiscal 2013 fourth-quarter net income benefitted from:

•	higher income tax benefit due to adjustment of the valuation allowance related to Malta investment tax credits of $6.8 million;

•	lower legal expense of $0.7 million;

•	lower costs related to third-party inspection, premium freight and over-time expenses of $0.4 million;

•	higher Other segment income as a result of increased torque-sensing product sales of $0.3 million; and

•	higher sales.

Year over year, Fiscal 2013 fourth-quarter net income was negatively impacted by:

•	a goodwill impairment charge in the Power Products segment related to Eetrex of $4.3 million;

•	compensation expense related to the company's long-term incentive program for performance-based tandem cash awards of $2.1 million;

•	severance and building demolition costs in the Automotive segment of $1.1 million;

•	higher Other expense, related mainly to higher foreign currency loss and the absence of a life insurance gain, of $1.1 million;

•	higher costs related to the design, development, engineering and launch of a large North American automotive program of $0.2 million; and

•	costs related to the newly acquired Hetronic business in Italy of $0.2 million.

Excluding the impact of the Malta valuation allowance, the goodwill impairment charge and the compensation expense, Methode's Fiscal 2013 fourth-quarter net income was $8.9 million, or $0.24 per share.

Consolidated gross margins as a percentage of sales were 18.7 percent in the Fiscal 2013 fourth quarter compared to 18.2 percent in the same period of Fiscal 2012. The increase was due primarily to higher sales, lower costs related to third-party inspection, premium freight and over-

Methode Electronics, Inc. Reports Fiscal 2013 Fourth-Quarter And Full-Year Financial Results

time expenses, as well as higher sales and lower material costs in the Other segment, partially offset by increased design, development and engineering costs for a new automotive program, increased sales of automotive product that has a higher prime cost due to the current high percentage of purchased content, severance and building demolition costs in the Automotive segment and costs related to the newly acquired Hetronic business in Italy in the Interconnect segment.

Selling and administrative expenses increased $1.8 million, or 10.0 percent, to $19.8 million in the Fiscal 2013 fourth quarter compared to $18.0 million in the prior-year fourth quarter due primarily to the compensation expense related to the tandem cash awards, partially offset by lower headcount in Europe. As a percentage of sales, selling and administrative expenses decreased to 13.3 percent for the Fiscal 2013 fourth quarter compared to 14.2 percent in the same period last year.

In the Fiscal 2013 fourth quarter, income tax benefit was $7.0 million compared to a benefit of $0.2 million for the Fiscal 2012 period. For the Fiscal 2013 period, the net income tax expense of $0.6 million related to income taxes on foreign profits was offset by a $7.6 million Malta valuation allowance adjustment. For the Fiscal 2012 period, the net income tax expense of $0.6 million related to income taxes on foreign profits was offset by a $0.8 million Malta valuation allowance adjustment.

Fourth-Quarter Fiscal 2013 Segment Comparisons
Comparing the Automotive segment's fourth quarter of Fiscal 2013 to the same period of Fiscal 2012,

•	Net sales increased 12.1 percent attributable to

◦	an 18.6 percent sales increase in Europe primarily due to new product launches; and

◦	a 26.9 percent sales increase in Asia due to increased demand for transmission lead-frame assemblies, switches and sensors; partially offset by

◦	a 6.2 percent sales decrease in North America due to lower sales at AMD.

•
Gross margins as a percentage of sales increased to 15.1 percent from 13.9 percent due to higher sales and lower costs related to third-party inspection costs, premium freight and over-time expenses, partially offset by increased design, development and engineering costs for a North American automotive program and the increased sales of automotive product that has higher prime cost due to the current high percentage of purchased content.

•
Income from operations improved to $6.4 million from $3.3 million due to higher sales, lower costs related to third-party inspection costs, premium freight and over-time expenses, as well as lower legal and salary expense, partially offset by severance and building demolition costs and higher design, development and engineering costs.

Comparing the Interconnect segment's fourth quarter of Fiscal 2013 to the same period of Fiscal 2012,

•	Net sales improved 26.4 percent attributable to

◦	a 42.1 percent sales improvement in North America due to higher appliance and data solutions sales; partially offset by a 4.9 percent sales decrease in Europe and a 27.0 percent sales decrease in Asia due primarily to lower radio remote control and sensor sales.

•
Gross margins as a percentage of sales decreased to 25.5 percent from 31.0 percent due primarily to increased sales of lower margin products and decreased sales of higher margin products, as well as costs related to the newly acquired business in Italy and new sensor product development in North America.

•
Income from operations improved to $6.3 million from $6.0 million due to improved sales, partially offset by costs related to the newly acquired business in Italy and new product development in North America.

Methode Electronics, Inc. Reports Fiscal 2013 Fourth-Quarter And Full-Year Financial Results

Comparing the Power Products segment's fourth quarter of Fiscal 2013 to the same period of Fiscal 2012,

•	Net sales increased 23.4 percent attributable to

◦	a 14.6 percent sales increase in North America driven by higher cabling product sales;

◦	a 200.0 percent increase in sales in Europe due to new product launches; and

◦	a13.9 percent sales increase in Asia due to higher busbar demand.

•	Gross margins as a percentage of sales improved to 22.9 percent from 12.9 percent due to favorable sales mix and higher sales.

•
Income from operations decreased to a loss of $2.7 million from a loss of $0.1 million due to a $4.3 million goodwill impairment charge related to Eetrex. Without this impairment, income from operations would have improved to $1.6 million.

Fiscal 2013
Methode's Fiscal 2013 net sales increased $54.7 million, or 11.8 percent, to $519.8 million from $465.1 million in Fiscal 2012.

In September 2012, the Company and various Delphi parties agreed to settle all Delphi related litigation matters. In addition to resolving all claims between the parties, the Company assigned certain patents to Delphi and entered into a non-compete with respect to the related technology. In exchange, the Company received a payment of $20.0 million. The Company recorded the gain in the income from settlement section of its consolidated statement of operations for the fiscal year ended April 27, 2013.

Net income increased $32.3 million to $40.7 million, or $1.08 per share, in Fiscal 2013 compared to $8.4 million, or $0.22 per share, in Fiscal 2012. Year over year, Fiscal 2013 net income benefitted from:

•	the gain recorded in connection with the legal settlement of $20.0 million;

•	higher income tax benefit due to adjustment of the valuation allowance related to Malta investment tax credits of $6.8 million;

•	higher Other segment income (primarily as a result of increased torque-sensing product sales) of $3.7 million;

•	lower legal expenses of $2.1 million;

•	commodity pricing adjustments in the Automotive segment of $1.4 million;

•	lower costs related to third-party inspection costs, premium freight and over-time expenses of $1.3 million;

•	the reversal of accruals related to a customer bankruptcy of $1.1 million;

•	lower stock-based compensation costs of $0.7 million; and

•	higher sales.

Year over year, Fiscal 2013 net income was negatively affected by:

•	a goodwill impairment charge in the Power Products segment related to Eetrex of $4.3 million;

•	higher costs related to the design, development, engineering and launch of a large North American automotive program of $2.5 million;

•	compensation expense related to the company's long-term incentive program for performance-based tandem cash awards of $2.1 million;

•	severance and building demolition costs in the Automotive segment of $1.1 million;

•	higher Other expense, due to increased foreign currency loss, the lack of a life insurance gain and the lack of a gain on the acquisition of AMD, of $1.0 million;

•	costs related to the delayed launch of a laundry program of $0.6 million; and

•	costs related to the newly acquired Hetronic business in Italy of $0.5 million.

Excluding the impact of the pre-tax gain in connection with the legal settlement, the Malta valuation allowance, the goodwill impairment charge and the compensation expense, Methode's Fiscal 2013 net

Methode Electronics, Inc. Reports Fiscal 2013 Fourth-Quarter And Full-Year Financial Results

income was $19.5 million, or $0.52 per share, which is in line with full-year Fiscal 2013 earnings per share guidance of $0.45 to $0.60 per share.

Consolidated gross margins as a percentage of sales were 17.6 percent in Fiscal 2013 compared to 17.9 percent in the same period of Fiscal 2012. The decrease was due primarily to higher design, development and engineering costs for a new automotive program, increased sales of automotive product that has higher prime cost due to the current high percentage of purchased content, severance and building demolition costs, as well as manufacturing inefficiencies due to launch delays in the Interconnect segment, partially offset by a favorable commodity pricing adjustment in the Automotive segment, lower costs related to third-party inspection, premium freight and over-time expenses, a favorable product mix in the Power Products segment and higher sales and lower costs in the Other segment.

Selling and administrative expenses decreased $3.6 million, or 5.2 percent, to $66.3 million in Fiscal 2013 compared to $69.9 million in the prior year due primarily to the reversal of customer bankruptcy accruals, lower legal expenses, as well as lower salary and stock-based compensation, partially offset by the compensation expense. Selling and administrative expenses as a percentage of net sales decreased to 12.8 percent in Fiscal 2013 from 15.0 percent in Fiscal 2012.

In Fiscal 2013, income tax benefit/expense increased $5.7 million to a benefit of $2.5 million compared to an expense of $3.2 million for Fiscal 2012. For Fiscal 2013, the net income taxes on foreign profits of $5.1 million were offset by a $7.6 million Malta valuation allowance adjustment. For Fiscal 2012, the income tax expense relates to net income taxes on foreign profits of $2.0 million and $2.0 million for taxes on a foreign dividend, partially offset by a benefit of $0.8 million Malta valuation allowance adjustment.

Fiscal 2013 Segment Comparison
Comparing the Automotive segment's Fiscal 2013 to Fiscal 2012,

•	Net sales increased 14.2 percent attributable to

◦	a 37.5 percent sales improvement in North America due primarily to higher sales for the Ford center console program and transmission lead frame assembly; and

◦	a 12.8 percent sales increase in Europe primarily due to new product launches; partially offset by

◦	a 4.1 percent sales decrease in Asia due to the planned partial transfer of transmission lead frame assembly products to the Company's Mexico facility.

•
Gross margins as a percentage of sales decreased slightly to 14.0 percent in Fiscal 2013 from 14.1 percent in Fiscal 2012 and were affected by increased design, development and engineering costs for a North American automotive program, the increased sales of automotive product that has higher prime cost due to the current high percent of purchased content, as well as severance and building demolition costs, partially offset by lower third-party inspection costs, premium freight and over-time expenses as well as commodity pricing adjustments.

•
Income from operations improved to $38.8 million from $10.0 million due to the litigation settlement, increased sales, favorable commodity pricing adjustments, lower third-party inspection costs, premium freight and over-time expenses as well as lower legal and other selling and administrative expenses, partially offset by severance and building demolition costs, higher design, development and engineering costs and higher prime costs.

Comparing the Interconnect segment's Fiscal 2013 to Fiscal 2012,

•	Net sales increased 9.8 percent attributable to

◦	higher North American sales of 20.7 percent due to improved appliance and data solutions sales, partially offset by lower safety radio remote control device sales; partially offset by

Methode Electronics, Inc. Reports Fiscal 2013 Fourth-Quarter And Full-Year Financial Results

◦	lower European sales of 10.2 percent due to lower safety radio remote control device and sensor sales; and

◦	lower Asian sales of 18.3 percent primarily due to lower legacy product sales from the planned exit of a product line and lower safety radio remote control device sales.

•
Gross margins as a percentage of sales declined to 26.2 percent from 28.3 percent due primarily to the increased sales of lower margin products and decreased sales of higher margin products, as well as costs related to the delayed launch of a laundry program and North American sensor development costs.

•
Income from operations increased to $19.0 million from $18.1 million primarily due to higher sales and lower selling and administrative expenses, partially offset by costs related to the delayed launch of a laundry program and higher development costs.

Comparing the Power Products segment's Fiscal 2013 to Fiscal 2012,

•	Net sales improved 1.3 percent driven by

◦	flat sales in North America impacted by lower busbar and heat sink demand offset by higher demand for flexible cabling products; and

◦	a 54.5 percent sales increase in Europe due to new product launches; partially offset by

◦	a 3.2 percent sales decline in Asia due to lower busbar demand.

•	Gross margins as a percentage of sales increased to 17.3 percent from 16.5 percent due primarily to sales mix partially offset by development costs.

•
Income from operations decreased to a loss of $2.1 million from income of $1.7 million due to a $4.3 million impairment of goodwill related to Eetrex and increased development costs, partially offset by higher sales. Without this impairment, income from operations would have improved to $2.2 million.

Management Comments
President and Chief Executive Officer Donald W. Duda said, “We ended Fiscal 2013 on a strong note, with fourth-quarter sales improving over 17 percent and improved gross margins in our Automotive and Power Products segments. Additionally, we are proud of our achievements in Fiscal 2013, including sales improvement of nearly 12 percent, the successful launch of the first high volume laundry platform utilizing touch technology, a significant number of automotive launches in Europe, as well as the launch of the GM center console program.”

Guidance
For Fiscal 2014, Methode anticipates sales in the range of $630 to $660 million and earnings per share in the range of $0.91 to $1.11. The Company currently expects that the fourth quarter will be the strongest quarter of Fiscal 2014. The guidance ranges for Fiscal 2014 are based upon management's expectations regarding a variety of factors and involve a number of risks and uncertainties, including the following significant factors considered by management in preparing this guidance:

•	the launch of significant awards previously announced and the corresponding sales volumes and timing thereof for certain makes and models of automobiles and trucks for Fiscal 2014;

•	the uncertainty of the European economy;

•	foreign exchange translation rates;

•	a mid-teen tax effective tax rate, assuming no changes in tax valuation allowances;

•	an increase in diluted shares outstanding;

•	compensation expense related to tandem cash awards; and

•	no unusual or one-time items.

Methode Electronics, Inc. Reports Fiscal 2013 Fourth-Quarter And Full-Year Financial Results

Conference Call
The Company will conduct a conference call and Webcast to review financial and operational highlights led by its President and Chief Executive Officer, Donald W. Duda, and Chief Financial Officer, Douglas A. Koman, at 10:00 a.m. Central time today.

To participate in the conference call, please dial (877) 407-8031 (domestic) or (201) 689-8031 (international) at least five minutes prior to the start of the event. A simultaneous Webcast can be accessed through the Company's Web site, www.methode.com, by selecting the Investor Relations page, and then clicking on the “Webcast” icon.

A replay of the conference call, as well as an MP3 download, will be available shortly after the call through July 4 by dialing (877) 660-6853 (domestic) or (201) 612-7415 (international) and providing Conference ID number 415939. On the Internet, a replay will be available for 90 days through the Company's Web site, www.methode.com, by selecting the Investor Relations page and then clicking on the “Webcast” icon.

About Methode Electronics, Inc.
Methode Electronics, Inc. (NYSE: MEI) is a global developer of custom engineered and application specific products and solutions with manufacturing, design and testing facilities in China, Germany, India, Italy, Lebanon, Malta, Mexico, the Philippines, Singapore, Switzerland, the United Kingdom and the United States. We design, manufacture and market devices employing electrical, electronic, wireless, safety radio remote control, sensing and optical technologies to control and convey signals through sensors, interconnections and controls. Our business is managed on a segment basis, with those segments being Automotive, Interconnect, Power Products and Other. Our components are in the primary end markets of the automobile, computer, information processing and networking equipment, voice and data communication systems, consumer electronics, appliances, aerospace vehicles and industrial equipment industries. Further information can be found on Methode's Web site www.methode.com.

Forward-Looking Statements
This press release contains certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are subject to the safe harbor protection provided under the securities laws. Methode undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in Methode's expectations on a quarterly basis or otherwise. The forward-looking statements in this press release involve a number of risks and uncertainties. The factors that could cause actual results to differ materially from our expectations are detailed in Methode's filings with the Securities and Exchange Commission, such as our annual and quarterly reports. Such factors may include, without limitation, the following: (1) dependence on a small number of large customers, including two large automotive customers; (2) dependence on the automotive, appliance, computer and communications industries; (3) customary risks related to conducting global operations; (4) the ability to successfully launch a significant number of programs; (5) ability to avoid design or manufacturing defects (6) ability to compete effectively; (7) dependence on the availability and price of raw materials; (8) dependence on our supply chain; (9) further downturns in the automotive industry or the bankruptcy of certain automotive customers; (10) ability to keep pace with rapid technological changes; (11) ability to protect our intellectual property; (12) ability to withstand price pressure; (13) location of a significant amount of cash outside of the U.S.; (14) currency fluctuations; (15) ability to successfully benefit from acquisitions and divestitures; (16) ability to withstand business interruptions; (17) income tax rate fluctuations; and (18) the cost and implementation of SEC disclosure and reporting requirements regarding conflict minerals.

Methode Electronics, Inc. Reports Fiscal 2013 Fourth-Quarter And Full-Year Financial Results

For Methode Electronics, Inc. - Investor Contacts:
Kristine Walczak, Dresner Corporate Services, 312-780-7205, kwalczak@dresnerco.com
Philip Kranz, Dresner Corporate Services, 312-780-7240, pkranz@dresnerco.com

METHODE ELECTRONICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	(Unaudited)
	Fiscal Quarter Ended
	April 27, 2013	April 28, 2012

Net sales	$148,358	$126,400

Cost of products sold	120,514	103,441

Gross margins	27,844	22,959

Impairment of goodwill	4,326	—
Selling and administrative expenses	19,880	18,077

Income from operations	3,638	4,882

Interest income, net	(57)	(129)
Other (income)/expense, net	649	(494)

Income before income taxes	3,046	5,505

Income tax benefit	(7,012)	(187)
Net Income	10,058	5,692
Less: Net loss attributable to noncontrolling interest	(104)	(76)
NET INCOME ATTRIBUTABLE TO METHODE ELECTRONICS, INC.	$10,162	$5,768

Net income per share:
Basic	$0.27	$0.15
Diluted	$0.27	$0.15

Basic shares	37,490,370	37,376,936
Diluted shares	38,210,800	37,634,313

METHODE ELECTRONICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Fiscal Year Ended
	April 27, 2013	April 28, 2012

Net sales	$519,836	$465,095

Cost of products sold	428,200	381,981

Gross margins	91,636	83,114

Impairment of goodwill	4,326	—
Income from settlement	(20,000)	—
Selling and administrative expenses	66,338	69,946
Amortization of intangibles	1,794	1,811

Income from operations	39,178	11,357

Interest (income)/expense, net	(30)	(288)
Other expense	1,257	272

Income before income taxes	37,951	11,373

Income tax expense/(benefit)	(2,493)	3,236

Net income	40,444	8,137
Less: Net loss attributable to noncontrolling interest	(294)	(246)
NET INCOME ATTRIBUTABLE TO METHODE ELECTRONICS, INC.	$40,738	$8,383

Net income per share:
Basic	$1.09	$0.22
Diluted	$1.07	$0.22

Basic shares	37,466,221	37,366,505
Diluted shares	38,120,462	37,591,980

METHODE ELECTRONICS, INC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	April 27, 2013	April 28, 2012
ASSETS
CURRENT ASSETS
Cash and cash equivalents	65,811	86,797
Accounts receivable, less allowance (2013 — $1,022; 2012 —$1,279)	119,816	98,359
Inventories:
Finished products	11,736	7,001
Work in process	10,220	14,235
Materials	37,973	22,325
	59,929	43,561
Deferred income taxes	3,313	3,529
Prepaid and refundable income taxes	326	1,015
Prepaid expenses and other current assets	9,459	7,172
TOTAL CURRENT ASSETS	258,654	240,433
PROPERTY, PLANT AND EQUIPMENT
Land	3,135	3,135
Buildings and building improvements	43,159	44,051
Machinery and equipment	250,961	230,265
	297,255	277,451
Less allowances for depreciation	198,897	200,299
	98,358	77,152
OTHER ASSETS
Goodwill	12,907	16,422
Other intangibles, less accumulated amortization	16,466	16,620
Cash surrender value of life insurance	9,351	8,802
Deferred income taxes	14,767	15,072
Pre-production costs	11,511	16,215
Other	12,925	12,932
	77,927	86,063
TOTAL ASSETS	434,939	403,648
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	61,541	54,775
Salaries, wages and payroll taxes	9,673	9,554
Other accrued expenses	14,827	14,964
Deferred income taxes	628	9,131
Income tax payable	3,802	3,453
TOTAL CURRENT LIABILITIES	90,471	91,877
LONG-TERM DEBT	43,500	48,000
OTHER LIABILITIES	3,294	3,413
DEFERRED COMPENSATION	8,090	4,801
NON-CONTROLLING INTEREST	—	333
SHAREHOLDERS’ EQUITY
Common stock, $0.50 par value, 100,000,000 shares authorized, 38,455,853 and 38,375,678 shares issued as of April 27, 2013 and April 28, 2012, respectively	19,228	19,188
Additional paid-in capital	81,472	77,652
Accumulated other comprehensive income	15,680	15,573
Treasury stock, 1,342,188 as of April 27, 2013 and April 28, 2012	(11,377)	(11,377)
Retained earnings	184,368	154,008
TOTAL METHODE ELECTRONICS, INC. SHAREHOLDERS’ EQUITY	289,371	255,044
Noncontrolling interest	213	180
TOTAL EQUITY	289,584	255,224
TOTAL LIABILITIES AND EQUITY	434,939	403,648

METHODE ELECTRONICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Fiscal Year Ended
	April 27, 2013	April 28, 2012
OPERATING ACTIVITIES
Net income	$40,444	$8,137
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Loss on sale of fixed assets	—	118
Impairment of goodwill	4,326	—
Gain on bargain purchase	—	(255)
Provision for depreciation	17,012	14,348
Amortization of intangible assets	1,794	1,811
Stock-based compensation	3,252	3,976
Provision for bad debt	106	495
Deferred income taxes	(7,206)	(1,939)
Changes in operating assets and liabilities:
Accounts receivable	(21,198)	(13,525)
Inventories	(16,138)	(3,278)
Prepaid expenses and other current assets	9,175	(10,255)
Accounts payable and accrued expenses	1,678	25,192
NET CASH PROVIDED BY OPERATING ACTIVITIES	33,245	24,825

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(38,555)	(25,744)
Acquisition of businesses	(1,434)	(6,353)
NET CASH USED IN INVESTING ACTIVITIES	(39,989)	(32,097)

FINANCING ACTIVITIES
Proceeds from exercise of stock options	608	263
Cash dividends	(10,378)	(10,364)
Proceeds from borrowings	37,000	52,000
Repayment of borrowings	(41,500)	(4,000)
NET CASH PROVIDED BY/ (USED IN) FINANCING ACTIVITIES	(14,270)	37,899
Effect of foreign currency exchange rate changes on cash	28	(1,275)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(20,986)	29,352
Cash and cash equivalents at beginning of year	86,797	57,445
CASH AND CASH EQUIVALENTS AT END OF YEAR	$65,811	$86,797